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                                                                      EXHIBIT 21


             Exhibit 21 - Gerdau AmeriSteel Corporation Subsidiaries*
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1.     Gerdau Nova Scotia Holding Company
2.     Gerdau Ameristeel Cambridge Inc. (Saskatchewan)
3.     Gerdau MRM Holdings Inc. (Canada)
4.     Gerdau Ameristeel MRM Special Sections Inc. (Saskatchewan)
5.     Bradley Steel Processors Inc. (50%) (Manitoba)
6.     SSS/MRM Guide Rail Inc. (50%) (Manitoba)
7.     Canadian Guide Rail Corporation (Manitoba)
8.     GUSAP Partners (Delaware)
9.     3038482 Nova Scotia Company
10.    PASUG LLC (Delaware)
11.    Gerdau USA Inc. (Delaware)
12.    AmeriSteel Corporation (87%) (Florida)
13.    Gerdau Florida, Inc. (Florida)
14.    AmeriSteel Bright Bar, Inc. (80%) (Florida)
15.    Gerdau MRM America Holding Corp. (Delaware)
16.    Porter Bros. Corporation (North Dakota)
17.    MFT Acquisition, Corp. (Delaware)
18.    1062316 Ontario Limited
19.    Co-Steel Benefit Plans Inc. (Ontario)
20.    Gerdau Ameristeel Distribution Canada Ltd. (Ontario)
21.    1300554 Ontario Limited
22.    1102590 Ontario Limited
23.    Co-Steel (U.S.) Ltd. (Delaware)
24.    Co-Steel C.S.M. Corp. (Delaware)
25.    Gallatin Steel Company (50%) (Kentucky)
26.    Ghent Industries (Kentucky)
27.    Gallatin Terminal Company (Kentucky)
28.    Gallatin Transit Authority (Kentucky)
29.    Co-Steel Finance Corp. (Delaware)
30.    Gerdau Ameristeel Perth Amboy Inc. (New Jersey)
31.    Raritan River Urban Renewal Corporation (New Jersey)
32.    Gerdau Ameristeel Distribution US Inc. (Delaware)
33.    Gerdau Ameristeel Lake Ontario Inc. (Delaware)
34.    Co-Steel Benefit Plans USA Inc. (Delaware)
35.    Co-Steel USA Holdings, Inc. (Delaware)
36.    Gerdau Ameristeel Sayreville Inc. (Delaware)
37.    N.J.S.C. Investment Co., Inc. (New Jersey)(1)
38.    Co-Steel Dofasco LLC (50%) (Wyoming)
39.    Cansteel Antilles N.V. (Dutch Antilles)
40.    Co-Steel Amsterdam B.V. (Netherlands)(2)
41.    Co-Steel (UK) Limited (United Kingdom)
42.    ASW Holdings PLC (30%) (United Kingdom)
43.    Goldmarsh Enterprises (Ireland)
44.    Acierco S.A. (Luxembourg)
45.    Co-Steel Liquidity Management Hungary Limited Liability Company (Hungary)
46.    Monteferro International Business S.A. (50%) (Spain)
47.    Monteferro America Latina Ltda. (Brazil)

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 *   Unless otherwise indicated, all subsidiaries are 100% owned.

(1)  This company is in the process of being dissolved.

(2)  This company is in liquidation.